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                                                                    EXHIBIT 99.1



PRESS RELEASE

                                       Contact: E. Wayne Ray, Jr.
                                                Chief Financial Officer
                                                (713) 529-3251
                                                Elizabeth B. Woodard
                                                Vice President & General Counsel
                                                (713) 525-9502



For release at 7:00 a.m. CDT

RIVIANA FOODS' UNITED KINGDOM JOINT VENTURE ACQUIRES VOGAN & COMPANY LTD.

      Houston, Texas (April 19, 2004) - RIVIANA FOODS INC. (NASDAQ/NMS: RVFD) announced today that its United Kingdom joint venture, S&B Herba Foods Limited, has acquired Vogan & Company Ltd. of Fulbourn, Cambridgeshire. The transaction closed Friday, April 16, 2004.

      Founded in 1831, Vogan is a quality miller of rice, lentils, peas and other products used by specialty packers and as ingredients for breakfast cereals and dry and frozen foods. The addition of Vogan's operations enhances the milling capability of the joint venture, which has rice milling and rice flour production operations in Liverpool.

      S&B Herba Foods Limited is a recently-created joint venture between Riviana and its European joint venture partner, Ebro Puleva, S.A., which combined Riviana's U.K. subsidiary, Stevens & Brotherton Ltd. (S&B), based in Orpington, England, with Ebro Puleva's subsidiary, Joseph Heap & Sons, Ltd. of Liverpool. The company is owned 51% by Ebro Puleva and 49% by Riviana.

      Ebro Puleva, S.A. is the leading Spanish food group, with interests in sugar, dairy and rice products. Its brands include Puleva(R) dairy products, Azucarera(R) sugar, Cigala(R) rice and Brillante(R) rice.

      Based in Houston, Texas, Riviana Foods Inc. is one of the largest processors, marketers and distributors of branded and private-label rice products in the United States. Principal brands include MAHATMA(R), CAROLINA(R) and SUCCESS(R). The Company has additional food operations in Central America and Europe. Visit our website at www.riviana.com.

                                     -more-

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      This press release includes forward-looking statements under the rules of the Securities and Exchange Commission. Although the Company believes that the expectations reflected in these statements are based upon reasonable assumptions, Riviana can give no assurance that these expectations will be achieved.

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